UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2009
Date of Report (Date of earliest event reported)

THE CUSTOM RESTAURANT & HOSPITALITY GROUP, INC.
(Exact name of registrant as specified in its charter)

339 N. Highway 101
Solana Beach, CA 92075
(Address of Principal Executive Offices)

Tel: (888) 786-2134
(Registrant’s Telephone Number)

Nevada	333-129664	98-0470356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendment to Articles of Incorporation.

The Custom Restaurant & Hospitality Group, Inc., a Nevada corporation (the “Company”), amended its Articles of Incorporation with the Nevada Secretary of State pursuant to a certificate of amendment (the “Certificate of Amendment”) to: a) affect a One for Twenty (1:20) reverse stock split of its common stock (the “Reverse Split”); and b) increase the total authorized shares of common stock to 190,000,000 shares and authorize a class of preferred stock consisting of 10,000,000 shares.  The rights and obligations of the class of preferred stock remain to be designated by the board of directors of the Company.  The amendment to the Articles of Incorporation became effective on September 3, 2009, upon the filing of the Certificate of Amendment with the Nevada Secretary of State.

Item 8.01	Other Events.

To reflect the Reverse Split, the Company has applied and been granted a new trading symbol.  The trading symbol has changed from CRHS:OTCBB to CRHT:OTCBB.  The trading symbol change will take effect at the open of business on Monday, September 25, 2009.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2009	THE CUSTOM RESTAURANT & HOSPITALITY GROUP, INC. By: /s/ Robert L. Jennings Robert L. Jennings, President